EXHIBIT 21
SUBSIDIARIES OF WESTLAKE *

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business

Axiall Canada, Inc.	Canada	Axiall Canada, Inc.

Axiall Corporation	Delaware	Axiall Corporation

Axiall Holdco, Inc.	Delaware	Axiall Holdco, Inc.

Axiall Noteco, Inc.	Delaware	Axiall Noteco, Inc.

Axiall Taiwan Ltd.	Taiwan	Axiall Taiwan Ltd.

Axiall, LLC	Delaware	Axiall, LLC

Eagle Natrium LLC	Delaware	Eagle Natrium LLC

Eagle Spinco Inc.	Delaware	Eagle Spinco Inc.

Eagle US 2 LLC	Delaware	Eagle US 2 LLC

Lagoon LLC	Delaware	Lagoon LLC

North American Pipe Corporation	Delaware	North American Pipe Corporation and NAPCO

North American Specialty Products LLC	Delaware	North American Specialty Products LLC

Plastic Trends, Inc.	Michigan	Plastic Trends, Inc.

Rome Acquisition Holding Corp.	Nova Scotia	Rome Acquisition Holding Corp.

Rome Delaware Corp.	Delaware	Rome Delaware Corp.

Royal Building Products (USA) Inc.	Delaware	Royal Building Products (USA) Inc.

Royal Group, Inc.	Canada	Royal Group, Inc.

Taiwan Chlorine Industries Ltd.	Taiwan	Taiwan Chlorine Industries Ltd.

Vinnolit Benelux-France B.V.B.A.	Dendermonde, Belgium	Vinnolit Benelux-France B.V.B.A.

Vinnolit GmbH & Co. KG	Ismaning, Germany	Vinnolit GmbH & Co. KG

Vinnolit Hillhouse Ltd.	Lancashire, England	Vinnolit Hillhouse Ltd.

Vinnolit Italia S.r.L.	Milan, Italy	Vinnolit Italia S.r.L.

Vinnolit Limited	United Kingdom	Vinnolit Limited

Vinnolit Schkopau GmbH	Ismaning, Germany	Vinnolit Schkopau GmbH

Westlake Building Products, Inc.	Delaware	Westlake Building Products, Inc.

Westlake Chemical Finance Corporation	Delaware	Westlake Chemical Finance Corporation

Westlake Chemical Investments, Inc.	Delaware	Westlake Chemical Investments, Inc.

Westlake Chemical OpCo LP	Delaware	Westlake Chemical OpCo LP

Westlake Chemical Partners GP LLC	Delaware	Westlake Chemical Partners GP LLC

Westlake Chemical Partners LP	Delaware	Westlake Chemical Partners LP

Westlake Development Corporation	Delaware	Westlake Development Corporation

Westlake International Holdings Cooperatief U.A.	The Netherlands	Westlake International Holdings Cooperatief U.A.

Westlake International Holdings C.V.	The Netherlands	Westlake International Holdings C.V.

Westlake International Holdings II C.V.	The Netherlands	Westlake International Holdings II C.V.

Westlake Longview Corporation	Delaware	Westlake Longview Corporation

Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.

Westlake Olefins Corporation	Delaware	Westlake Olefins Corporation

Westlake Petrochemicals LLC	Delaware	Westlake Petrochemicals LLC, Westlake Petrochemicals LP and WPE

Westlake Polymers LLC	Delaware	Westlake Polymers LLC, Westlake Polymers LP and WPE

Westlake Styrene LLC	Delaware	Westlake Styrene LLC

Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP

Westlake Vinyl Corporation	Delaware	Westlake Vinyl Corporation

Westlake Vinyls, Inc.	Delaware	Westlake Vinyls, Inc.

WPT LLC	Delaware	WPT LLC and WPT LP

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*
Westlake has elected to omit the names of certain subsidiaries. None of the omitted subsidiaries, considered either alone or together with the other omitted subsidiaries of its immediate parent, constitutes a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.